Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

28 April 2022

054387.0009

Gracell Biotechnologies Inc.

c/o Building 12, Block B, Phase II

Biobay Industrial Park

218 Sangtian St.

Suzhou Industrial Park, 215123

People’s Republic of China

Dear Sir or Madam

Gracell Biotechnologies Inc. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with (1) the Company’s registration statement on Form F-3, including all amendments or supplements thereto, filed with the U.S. Securities and Exchange Commission (the Commission) on 28 April 2022 (the Registration Statement), the base prospectus contained in the Registration Statement (the Prospectus) and a prospectus supplement (the Prospectus Supplement, collectively, the Listing Documents) under the U.S. Securities Act of 1933, as amended, (the Securities Act) relating to offer and sale from time to time and in one or more offerings, of up to US$200,000,000 of the Company’s American depositary shares (ADSs) representing the Company’s Ordinary Shares (as defined below) (the Shares); and (2) the sale by the Company of up to US$50,000,000 ADSs (the Placement ADSs), each representing give Ordinary Shares.

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Corporate Documents (as defined in Schedule 1) and the Listing Documents. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Resident Partners: M Chu | I Clark | JP Engwirda | Y Fan | A Johnstone P Kay | MW Kwok | IN Mann | R Ng | ATC Ridgers | PJ Sephton	Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | London | Luxembourg | Montevideo São Paulo | Shanghai | Singapore | Vancouver www.harneys.com

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

2

Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorized share capital of the Company is US$50,000 divided into 500,000,000 Shares, 400,000,000 of which shall be ordinary shares, US$0.0001 par value per share (the Ordinary Shares), and 100,000,000 shares of which shall be undesignated shares, US$0.0001 par value per share.

3

Valid Issuance of Shares. The issue and allotment of the Shares as contemplated by the Listing Documents have been duly authorised and, when allotted, issued and fully paid for in accordance with the Listing Documents, and when name of the shareholder is entered in the register of members of the Company, the Shares will be validly issued, allotted, non-assessable and fully paid and there will be no further obligation on the holder of any of the Shares to make any further payment to the Company in respect of such Shares.

4

Cayman Islands Law. The statements under the caption “Taxation” in the Prospectus Supplement insofar and to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 10 May 2018;

2	The fourth amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 18 December 2020 and effective on 7 January 2021 (the M&A);

3	A certificate of good standing dated 25 April 2022 in respect of the Company, issued by the Registrar of Companies in the Cayman Islands (the Certificate of Good Standing);

4	The register of members and register of directors of the Company provided to us on 19 April 2022; and

5	A copy of the unanimous written resolutions of the directors of the Company dated 28 April 2022 (the Resolutions);

Copies of 1-5 above have been provided to us by the Company’s registered office provider (together the Corporate Documents)

6	The Registration Statement.

7	The Prospectus.

8	The Prospectus Supplement.

SCHEDULE 2

Assumptions

1

Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine.

2

Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Constitutional Documents. The M&A remain in full force and effect and are otherwise unamended.

4	Conversion. The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman law.

5

No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

6

Resolutions. The Resolutions have been duly executed by and on behalf of each director, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

7

Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Listing Documents. There is no contractual prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares.

SCHEDULE 3

Qualifications

1

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

2

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands (the Companies Act) on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

3	We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2021 Revision).

4

In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).